Cerner Performance Plan for 1996


CPP Overview
------------

For well over a decade now, Cerner has continued to grow at a phenomenal rate. As measured in terms of the number of associates, our growth is fundamentally the result of three needs. First, due to the success of our products and services in the healthcare marketplace, we need more people to implement and support the increasing number of client relationships we embrace. Secondly, as we continually move the boundaries that define exactly what solutions Cerner brings to healthcare, more architects, engineers and functional analysts are needed to develop these solutions inside the window of opportunity. And, lastly, some of the growth (in the "functional" areas) is needed to purely to support a much larger organization.

By and large, we view this growth rate as success...a positive phenomenon. However, as the organization grows, so increases the challenge of focusing and coordinating the efforts of all of these individuals in a way that allows the organization as a whole to achieve its mission and goals. Cerner Performance Plans (CPP) are one example of the strategic management systems used to provide this linkage of the individual to the team, and ultimately to the company as a whole.

Cerner's overall compensation strategy has up to three major components: base salary, incentive compensation and long-term, equity-based compensation. Cerner Performance Plans (CPP) provide the structure and framework for managing the incentive portion of compensation.


Whether or not an associate participates in CPP depends on the role that they play at Cerner, and not all roles have a variable or incentive portion to their compensation. In general, a role with greater responsibility will have a greater percentage of total compensation "at risk", or tied directly to performance-based or incentive-based compensation in the form of CPP. On average, incentive pay opportunity for team members and team leaders will represent approximately 5-15% of their total compensation; for managers, this percentage averages approximately 25%; and for the executive team, approximately 30-40% of their total compensation package will be at risk and tied to performance.

A key element of the CPP design is that each plan serves two fundamental purposes. First, the plan should clearly communicate the keys to success for an individual in that role. This means there will be incentive objectives in the defined plan that are clearly under the control of the individual associate (or of the small team that the associate is a part of). Secondly, though, the plan also serves as a communication or education or linkage tool, rewarding the achievement of goals that must be attained by a larger group and, while not under direct control of the individual associate, are necessary for the group or company as a whole to be successful. This linkage element of the design not only prepares the associate for direct responsibility that he may have later in his career, but it provides him with a perspective today as to what the leaders within his organization are focused on.


CPP Plans
---------

The first structure in the design of CPP is the plan. Plans are defined for a group of associates, typically defined by role. For example, there is a Branch Executive CPP Plan, an Application Specialist Plan and an Account Executive Plan. In some cases, the plans will be defined based on a broader function or initiative. For example, in 1996, there is a CPP plan for the development of Millennium, one for the Classic Organization, and one for the Millennium Beta Team.

Even though each Cerner associate "wears multiple hats" or plays multiple roles from time to time, each associate has a primary role with a primary set of objectives. As a result, only one CPP plan can be defined for each associate, and each plan will have the following components:

A Target Bonus Level ("TBL" - the amount of potential incentive pay
--------------------
available under the plan)

CPP Objectives (those that must be met to realize the rewards
--------------
available under the plan)


CPP Objectives
--------------

Each CPP plan is comprised of a set of objectives that must be met to realize the potential payout. Each objective will take one of three forms:


Marketing Incentives - Earned based on the achievement of specific
--------------------
objectives related to the marketing (or "sales") of Cerner products and services. Typically, marketing incentives are managed around a sales quota for a defined set of products and/or within a defined market or area.


Rewardable Event Incentives - Tied to the attainment of specific, pre-
---------------------------
defined goals or objectives which are unique to each plan. Rewardable Event Objectives (REOs) may be defined at the individual, team, group or corporate level.


Project Performance Incentives - Earned based on achieving a
------------------------------
specific, predefined set of project milestones on or before a specified date.

Obviously, not every plan will include all three types of objectives.



Performance Evaluation Factors
------------------------------

At Cerner, our compensation strategy is based on a pay-for-performance philosophy. As a result, an individual associate's total compensation may be influenced by two different performance evaluations:


Career Performance Evaluation (CPE)

Reflects the overall performance rating of an associate at this point in his or her career. CPEs are set annually at the associate's anniversary date, and drive only base salary compensation.



Project Performance Evaluation (PPE)

Reflects the individual associate's personal contribution to a specific project. PPEs are defined at the conclusion of each project milestone by the executive in charge of the project, and are applied to the Project Performance Incentive portion of CPP. Although the typical PPE will be defined at 100%, it may be set higher or lower than 100% to reflect either an "above and beyond" or "placed a burden on other team members" contribution by the associate.

Incentive pay for executives is influenced by one additional performance evaluation:

Annual Performance Evaluation (APE)

Reflects the executives's personal contribution to individual, team and corporate objectives in the context of the plan year (not based on an overall Cerner historical evaluation). APEs are applied only to the Rewardable Event Incentive portion of CPP. A pro-forma APE is set for each executive at the beginning of the plan year (so that quarterly payments may be calculated based on the attainment of each Rewardable Event Objective(REO)), then a final, reflective or actual APE is set at the end of the plan year, and if necessary, REO-based payments are recalculated for the year, with any resulting difference made as an adjustment to the fourth quarter payment.

Incentive Payment Computations
------------------------------

Incentive payments are computed differently for each type of incentive or objective.


Marketing Incentives are computed based on the pre-defined objectives
--------------------
and associated incentives for each, and are not adjusted for any performance factor.


Rewardable Event Incentives are computed based on the attainment of
---------------------------
pre-defined objectives as follows:


     Quarterly payment = [% of quarterly REOs achieved] x [TBL/4]


  (Note: the Target Bonus Level (TBL) is divided by 4 to reflect one quarter of potential incentive pay.)


For executives, the TBL payable is also increased or decreased based on the associate's APE. The APE will determine a factor or multiplier which clearly ties the available incentive to individual performance for the plan year. The current APE factors are as follows:

                APE            APE Factor - Executive
                                      Plans
                 9                    130%
                 8                    120%
                 7                    100%
                 6                     80%
                 5                     50%
                 4                     25%
                 3                     10%
                 2                      0%
                 1                      0%


Project Performance Incentives are computed based on the attainment
------------------------------
of pre-defined project milestones, and are adjusted by two factors: the Project Performance Evaluation (PPE) factor and a milestone timing factor. The formula used for the calculation follows:

     Project Payment = ([Amount of on-time project opportunity*] x

            [1 +/- Milestone Timing factor]) x [PPE factor]


As you can see above, the project payment payable is increased or decreased depending on whether the project milestone was reached on-time, ahead of schedule, or behind schedule. The current Milestone Timing factors are as follows:

      Project Milestone Timing     Milestone Timing Factor
           3 months early                   175%
           2 months early                   150%
           1 month early                    125%
            on schedule                     100%
            1 month late                     80%
           2 months late                     60%
           3 months late                     40%
           4 months late                     20%
       5 or more months late                  0%


After the project payment has been adjusted for timing, the final payable amount is increased or decreased based on the individual associate's Project Performance Evaluation of either 130%, 120%, 100%,
85%, 70%, 50%, 40%, 10% or 0%.

Additional Considerations
-------------------------

The following points should further clarify the procedures for computing incentive payments.


Rewardable Event - Quarterly Vs. Bi-Annual Metrics

Rewardable event objectives are binary decisions: if the goal is achieved, payout is due; if the goal is not achieved, payment is not due. In most cases, each of the Rewardable Event Objectives is evaluated quarterly (such as Corporate EPS and Operating Ratio).
However, some REOs are measured bi-annually, such as Internal Client
Satisfaction. For these bi-annual metrics, the amount of incentive associated per the weight assigned is divided between the two quarters in which the REO is measured.


For example, with a Target Bonus Level (TBL) of $6,000 and an Internal
Client Satisfaction REO weighted at 20%, $300 for the first quarter of the Plan Year will not be available. In the second quarter, assuming the objective for Internal Client Satisfaction is attained, the total available incentive for all first two quarters of $600 will be paid.
The same process will be repeated for the third and fourth quarters.



Rewardable Event - Quarterly Vs. YTD Measures

In some cases, even though the measurement of a particular REO occurs on a quarterly basis, the actual target value of the REO may be based on achievement of a year-to-date goal. Therefore, it is possible to miss a goal, and the associated incentive payment, in one quarter, and achieve the year-to-date goal and incentive in the next.
However, incentive payments do not carry forward. If an incentive is not earned in the quarter in which it is available, it will not be available in future quarters, regardless of goal attainment.



Payment Cycles

Marketing Incentives will be calculated and paid quarterly, by the end of the month following quarter end. Payments will be delayed until the contract, initial payment, and Project Implementation Plan (PIP) have been received.


Rewardable Event Incentives will be calculated and paid quarterly.
Payments will be made by the 15th of the second month of the succeeding quarter.


Project Performance Incentives will be calculated and paid within 30 days of the completion of the project milestone. Completion will include receipt of the client's acceptance payment and/or a project satisfaction survey.



Plan Eligibility

Eligibility to participate in a CPP plan is determined by the role of the associate. The effective dates of participation for eligible associates are as follows:


Associates new to Cerner in an entry-level role will be eligible for participation in the appropriate CPP plan for the quarter in which their first anniversary falls. (Note: if the associate is in a plan that contains Project Performance Incentives, the associate will be eligible for a pro-rated portion of payment pertaining to any project milestones that are attained after the associate's one-year anniversary.)


All other participants and plans (including transfers into plan roles) will be eligible for participation in the first full plan quarter following employment (or assumption of role). However, if an experienced sales associate starts during the first 15 working days of a quarter, he/she will receive 50% of the payout for the agreement margins attained that quarter and full payout for following quarters.


Plan Participation Termination and Transfers

If an associate's participation in a Cerner Performance Plan is terminated due to termination of employment or transfer to a non-CPP role, the associate will be entitled to payment for any earned but not yet paid amounts. Payments are earned only for completed quarters or projects; i.e., if participation is terminated in the middle of a quarter or a project, no incentive will be paid for that quarter's
REOs or for that project.


If an associate transfers from one CPP-based role to another, participation in the previous plan will be "closed out" per normal end-of-plan-year processing under the provisions of the previous plan.
Participation in the new plan will be effective as of the beginning of the following quarter. Whenever possible, such transfers should be coordinated to be effective as of the beginning of a quarter to avoid partial quarter issues. If a transfer does occur mid-quarter, any pro-rating of plan payments would be considered an exception and will require pre-approval by the Vice President of Human Resources.


Appendix A


                      Rewardable Event Objectives

Patterson - $ 200,000 (TBL)
Illig     - $ 175,000 (TBL)


Rewardable
  Event        Weighting   Cycle     Q2 96     Q3 96     Q4 96
--------------------------------------------------------------
Associate
 Satisfaction     20%        A        N/A       N/A       80%

Client
 Satisfaction     20%        Q        87%       88%       89%

Corporate - EPS   60%        Q        .18       .13       .21


Note:  These metrics were effective April 1, 1996
---------------------------------------------------------------

                      Rewardable Event Objectives

Reene - $ 150,000 (TBL)


Rewardable
   Event            Weighting   Cycle     Q2 96     Q3 96     Q4 96
---------------------------------------------------------------------
Reduction in
 A/R over 90 days     20%         Q       Defer    <16,042   <15,787

On time Project
Converion             30%         Q       Defer     <7,141    <7,734

Corporate - EPS       50%         Q       .18       .13       .21


Note:  These metrics were effective April 1, 1996
----------------------------------------------------------------------

                      Rewardable Event Objectives


Dietrich - $ 50,000 (TBL)


Rewardable
 Events          Weighting           Cycle             Q2 96
---------------------------------------------------------------
Client
 Satisfaction       10%                Q                87%

Corporate - EPS     30%                Q                .18

EHI                 60%                Q                Defer


Note: These metrics were effective April 1, 1996. Mr. Deitrich participated under a new Compensation Plan effective July 1, 1996, per below.


Dietrich - $ 60,000 (TBL)


Rewardable
  Event            Weighting     Cycle       Q3 96       Q4 96
---------------------------------------------------------------
Internal Client
 Satisfaction         25%          A          N/A        Defer

EHI                   42%          Q          12.42      5.48

Corporate - EPS       33%          Q          .13        .21


Note:  These metrics were effective July 1, 1996.
-----------------------------------------------------------------


                      Rewardable Event Objective

Newman - $ 50,000 (TBL)


Rewardable
  Event         Weighting     Cycle       Q2 96       Q3 96       Q4 96
-----------------------------------------------------------------------
Associate
 Satisfaction      10%          A          N/A         N/A         80%

EHI                40%          Q          Defer       1.36        1.47

Corporate - EPS    50%          Q          .18         .13         .21


Note:  These metrics were effective April 1, 1996.  Mr. Newman is guaranteed  a minimum incentive of $31,250 per quarter.
-----------------------------------------------------------------------


                      Rewardable Event Objective

Naughton - $ 60,000 (TBL)


Rewardable
  Event          Weighting   Cycle     Q2 96    Q3 96     Q4 96
-----------------------------------------------------------------
Internal Client
 Satisfaction       15%        Q        80%      80%       80%

Associate
 Satisfaction       15%        A        N/A      N/A       80%

EHI                 20%        Q        Defer    22.47     19.25

Corporate - EPS     50%        Q        .18      .13       .21


Note:  These metrics were effective April 1, 1996.
------------------------------------------------------------------

                      Rewardable Event Objective

Whitcraft - $ 45,000 (TBL)



Rewardable
  Event            Weighting   Cycle     Q2 96    Q3 96     Q4 96
------------------------------------------------------------------
Corporate - EPS       20%        Q        .18      .13       .21

Associate
 Satisfaction         20%        A        N/A      N/A       80%

EHI                   40%        Q        Defer    2.02      2.16


Note:  These metrics were effective April 1, 1996.